                                                                    Exhibit 10.3

As of December 21, 2000

Mr. Bruce Cerullo
c/o Cross Country TravCorps, Inc.
40 Eastern Avenue
Malden, Massachusetts 02148


Dear Mr. Cerullo:

         The purpose of this letter agreement and general release (the "Agreement") is to acknowledge, and set forth the terms of, our agreement with regard to the termination of your employment with Cross Country TravCorps, Inc. (formerly known as Cross Country Staffing, Inc. and referred to hereinafter as the "Company").

1. (a) You hereby confirm your resignation as of December 31, 2000 (the "Termination Date") as (i) Chairman of Board of Directors of the Company, a position you held pursuant to that certain Employment Agreement dated December 16, 1999 (the "Employment Agreement") between you and the Company (attached hereto as EXHIBIT A) and (ii) Chairman of Hospital Hub, Inc. to which you were appointed pursuant to a letter agreement between the Company and TravCorps Corporation dated on December 16, 1999.

         (b) You agree that your resignation as Chairman of the Board of Directors is without "Good Reason," as that term is defined in Section 9(f) of the Employment Agreement. Further, it is agreed that the rights and obligations of the Company and you under the Employment Agreement are terminated in their entirety, except as otherwise provided in Sections 6, 7, and 8 of the Employment Agreement, or in this Agreement.

         (c) You agree that Section 6 - Restrictive Covenant set forth in the Employment Agreement shall hereby be amended so that the covenants and restrictions set forth in such Section 6 shall continue to be binding upon you until the fourth anniversary of the date on which you cease to be a member of the Board of Directors of the Company.


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Mr. Bruce Cerullo
Page 2


         (d) You agree to continue to serve as a member of the Board of Directors of the Company after the Termination Date until you resign or are removed from the Board of Directors pursuant to the procedures set forth in the Bylaws of the Company.

         (e) Following the Termination Date, you agree to make yourself available to provide consulting services related to the transition to a new Chairman of the Board of the Company and other advice or services as may be requested by the Board of the Company ("Consulting Services"). In consideration of the Consulting Services, you will receive the amounts set forth in Section 2(b) of this Agreement. You will receive no additional compensation for rendering the Consulting Services. The Consulting Services will be provided at such times and locations as may be requested upon reasonable notice by the Company and are reasonably convenient for you, taking into account your other responsibilities and activities. The Company shall reimburse you for all reasonable out-of-pocket expenses (other than travel to and from the Company's office) you incur in connection with your performance of the Consulting Services upon presentation of receipts in accordance with the Company's standard practice.

2. (a) You will continue to be paid your current base salary of $270,000 per annum through the Termination Date in accordance with the Company's normal payroll practices. You will, subject to and in accordance with the Company's normal practices and policies, be entitled to receive payment for: (i) any unreimbursed business expenses through the Termination Date that are promptly submitted to the Company, and (ii) any accrued (but unused) vacation for the year 2000 through the Termination Date. In addition, pursuant to Section 2(a) of your Employment Agreement, you will receive a bonus in accordance with the terms of the Bonus Plan of the Company for the services you performed for the Company during 2000 to be paid in accordance with the Company's normal practices for paying 2000 bonuses.

         (b) After the Termination Date, the Company agrees to pay you two-hundred fifty dollars ($250.00) per hour for consulting services rendered by you to the Company under Section 1(e) of this Agreement.

         (c) You hereby waive any rights as an employee or deemed employee of the Company or any of its affiliates during the period you are providing Consulting Services. The parties hereto acknowledge and agree that all compensation paid in consideration for the Consulting Services shall represent fees as an independent contractor, and shall therefor, be paid without any deductions or withholdings taken therefrom for taxes or any other purpose. You further acknowledge that the Company makes no warranties as to any tax consequences regarding payment of such fees, and you specifically agree that the determination of any tax liability or other consequences of

Mr. Bruce Cerullo
Page 3


         the payment set forth in Section 2(b) is your sole and complete responsibility and that you will pay all federal, state and local taxes, if any, assessed on such payment.

         (d) The Company agrees to pay you amounts which outside members of the Board of Directors of the Company receive for acting in such capacity.

3. (a) You hereby acknowledge that, effective as of the Termination Date, you will cease to be an employee of the Company and will not be eligible for any benefits or compensation previously provided to you under the Employment Agreement, except as otherwise provided in this Agreement.

         (b) The Company agrees, at its cost, to provide to you, and the members of your immediately family currently participating in the Company's Tufts medical insurance plan and Cigna dental insurance plan, medical and dental insurance coverage that is similar to such insurance that is made available to employees of the Company located in Massachusetts. The Company agrees to continue to provide this medical and dental coverage until the earlier of (i) the date on which you receive medical or dental coverage from another insurance plan, and (ii) the date on which you cease to be a member of the Board of Directors of the Company.

4. You agree that any rights, either express or implied, to make an investment in Hospital Hub, Inc. that you were granted prior to the execution of this Agreement are hereby terminated.

5. (a) You acknowledge that as a result of the diminution of your responsibilities in the Company, you agree to the cancellation and termination of all stock options unvested as of the Termination Date that are set forth on SCHEDULE I. These options were granted under the Cross Country Staffing, Inc. Equity Participation Plan (the "EPP") and are set forth in your Stock Option Agreement, which is dated December 16, 2000 and attached hereto as EXHIBIT B (the "Stock Option Agreement").

         (b) As of the Termination Date, pursuant to Section 3(a) of your Stock Option Agreement, your exercisable and vested stock options are set forth on SCHEDULE II. As additional consideration for entering into this Agreement, for so long as you remain a consultant to, and Director of, the Company, you may retain such options, which remain governed by the Stock Option Agreement and the EPP and therefore the options will remain exercisable within 30 days from the date on which you cease to be a consultant to, and member of the Board of Directors of, the Company.

Mr. Bruce Cerullo
Page 4


6. You acknowledge that the payments to made to you pursuant to this Agreement exceed those to which you would otherwise be entitled under the normal operation of any benefit plan, policy, or procedure of the Company or under any previous agreement (written or oral) between you and the Company. You further acknowledge that the agreement by Company to provide you such additional payments beyond your entitlement is conditioned upon your release of all claims against the Company as provided by Section 7 hereof and your compliance with the terms of this Agreement.

7. (a) For and in consideration of the promises set forth in this Agreement, you, your heirs, dependents, executors, administrators, trustees, legal representatives and assigns (collectively referred to as "Releasors") hereby forever release and discharge the Company and its subsidiaries, all employee benefit and/or pension plans or funds, and their successors and assigns, and all of its or their past, present and/or future officers, trustees, agents, attorneys, employees, fiduciaries, administrators and assigns, whether acting as agents for the Company or its subsidiaries, or in their individual capacities (collectively referred to as "Releasees"), from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which Releasors ever had, now have or hereafter may have against Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of your execution of this Agreement in connection with, or in any way related to or arising out of, your employment, service as a trustee, service as a fiduciary or termination of any of the foregoing with the Company or its subsidiaries, or any other agreement, understanding, relationship or arrangement with the Company or its subsidiaries; provided, however, that nothing in this letter agreement shall be deemed to vitiate any rights to indemnification which you may have under the Company's charter or bylaws or under applicable law.

         (b) Without limiting the generality of the foregoing, Releasors release and discharge Releasees from: (i) any claim of discrimination or retaliation under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Massachusetts Fair Employment Practices Act, the Massachusetts Age Discrimination Law, the Massachusetts Maternity Leave Act, and the Massachusetts Small Necessities Leave Act, and/or any other federal, state or local law or ordinance prohibiting employment discrimination; (ii) any claim for breach of contract (express or implied), fraud, wrongful or constructive discharge, intentional or negligent misrepresentation, retaliatory discharge, intentional interference with contract, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; and (iii) any claim for attorney's fees, costs, disbursements and the like.

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Mr. Bruce Cerullo
Page 5


         (c) You agree that you will not, from any source or proceeding, seek or accept any award or settlement with respect to any claim or right covered by Section 7(a) or (b) above, including, without limitation, any source or proceeding involving any person or entity, the United States Equal Employment Opportunity Commission or other similar federal or state agency. Except as otherwise prohibited by law, you further agree that you will not, at any time hereafter, commence, maintain, prosecute, participate in as a party, permit to be filed by any other person on your behalf (to the extent it is within your control or permitted by law), or assist in the commencement or prosecution of as an advisor, witness (unless compelled by legal process or court order) or otherwise, any action or proceeding of any kind, judicial or administrative (on your own behalf, on behalf of any other person and/or on behalf of or as a member of any alleged class of persons) in any court, agency, investigative or administrative body against any Releasee with respect to any actual or alleged act, omission, transaction, practice, conduct, occurrence or any other matter up to and including the date of your execution of this Agreement which you released pursuant to Section 7(a) or (b) above. You further represent that, as of the date you sign this Agreement, you have not taken any action encompassed by this Section 7(c). If, notwithstanding the foregoing promises, you violate this Section 7(c), you shall indemnify and hold harmless Releasees from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities and attorneys' fees and other expenses which result from, or are incidents to, such violation.

         (d) The release and covenants in this Section 7 relate only to matters arising during the period of your employment with the Company and its predecessor, TravCorps Corporation, prior to the Termination Date and to matters arising out of the circumstances surrounding the termination of your employment from the Company and the execution of this Agreement.

8. For and in consideration of the promises set forth in this Agreement, the Company agrees to release you from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever (collectively referred to as "Claims"), known to the Company on the Termination Date which the Company ever had, now has or hereafter may have against you by reason of any act or alleged act, omission, transaction, practice, conduct, occurrence, or other matter (collectively referred to as "Actions"), up to and including the Termination Date in connection with, or in any way related to or arising out of, your employment as the Chairman of the Directors of the Company or as the Chairman of Hospital Hub, Inc.; provided, however, this release specifically excludes any Claims arising out of or related to any Actions: (a) constituting or resulting in a breach of a director's duty of loyalty to the Company or its stockholders, (b) not in good faith or that involve intentional misconduct or a knowing violation of law, (c)

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Mr. Bruce Cerullo
Page 6


         constituting or resulting in a violation of Section 174 of the General Corporation Law of the State of Delaware, or (d) from which you may have derived an improper personal benefit.

9. The existence, terms, and conditions of this Agreement are and shall be deemed to be fully confidential and shall not be disclosed by you to any other person or entity, except: (i) as may be required by law; (ii) to your accountant to the extent necessary to prepare your tax returns;
         (iii) to your spouse and attorney, provided that you give to each such person to whom disclosure is made notice of the confidentiality provisions of this Agreement and each agrees to keep the existence, terms and conditions of this Agreement fully confidential.

10. Pursuant to Section 7(f)(2) of the Age Discrimination in Employment Act of 1967, as amended, the Company hereby advises you that you should consult independent counsel before executing this Agreement; and you acknowledge that you have been so advised. You further acknowledge that you had an opportunity to consider this Agreement for at least twenty-one (21) days before signing it. It is understood and agreed that the offer contained in this Agreement will automatically expire on the 30th day following the date on which this Agreement is received by your attorneys.

11. This Agreement shall not become effective until the eighth day following the date on which you sign it (the "Effective Date"). You understand that you may at any time prior to the Effective Date revoke this Agreement by delivering written notice of revocation to Joseph Boshart, c/o Cross Country TravCorps, Inc., 6551 Park of Commerce Boulevard, Suite 200, Boca Raton, FL 33487.

12. This Agreement represents the complete understanding between you and the Company and supersedes any and all other agreements between the parties, except as otherwise provided herein. No other promises or agreements shall be binding unless in writing and signed by you and the Company.

13. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of The Commonwealth of Massachusetts without regard to the conflicts or choice of law provisions thereof.

14. This Agreement is binding upon, and shall inure to the benefit of you and the Company and your and its respective heirs, executors, administrators, successors and assigns.

         If this Agreement is acceptable to you, please sign the enclosed duplicate original and return the signed Agreement to me.



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Mr. Bruce Cerullo
Page 7

                                            CROSS COUNTRY TRAVCORPS, INC.


                                            By: /s/ JOSEPH BOSHART
                                                -------------------------
                                                   Joseph Boshart


                                            Accepted and Agreed to:


                                            By: /s/ BRUCE A. CERULLO
                                                -------------------------
                                                  Bruce A. Cerullo

                                    EXHIBIT B

                                   SCHEDULE I

Pursuant to the Stock Option Agreement, for each Vesting Date after the 12 month anniversary of the Grant Date, the Participant's vested rights would increase by
12.5 percent of the total number of shares granted in each Tranche. Pursuant to
Section 5(a) of this Separation Agreement, the Participant forfeits the option rights that he would have acquired on each of six Vesting Dates occurring after the date as of this Agreement is executed. The number of shares of Company stock forfeited by the Participant is represented below.

-----------------------------------------------------------------------------
TRANCHE                               NUMBER OF UNVESTED OPTIONS
-----------------------------------------------------------------------------
Tranche 1                             1976.8092
-----------------------------------------------------------------------------
Tranche 2                             3721.0526
-----------------------------------------------------------------------------
Tranche 3                             3721.0526
-----------------------------------------------------------------------------
Tranche 4                             813.9803
-----------------------------------------------------------------------------
Tranche 5                             813.9803
-----------------------------------------------------------------------------

Total Number of Unvested Options per anniversary period = 11,046.875 Total Number of Unvested Options = 11,046.875 x 6 = 66281.25

                                   SCHEDULE II

The Participant's rights in 25 percent of the total number of shares granted in each Tranche set forth in the Stock Option Agreement will have vested as of December 31, 2000. Upon the execution of this Agreement, the Participant will retain the right to these vested options pursuant to Section 6(b) of this Separation Agreement. The number of shares for each Tranche to which the Participant has an retained an option is set forth below.

-----------------------------------------------------------------------------
TRANCHE                 NUMBER OF VESTED OPTIONS                OPTION PRICE
-----------------------------------------------------------------------------
Tranche 1               3,953.6013                              $44.96
-----------------------------------------------------------------------------
Tranche 2               7,442.1030                              $67.44
-----------------------------------------------------------------------------
Tranche 3               7,442.1030                              $89.92
-----------------------------------------------------------------------------
Tranche 4               1,627.9559                              $112.40
-----------------------------------------------------------------------------
Tranche 5               1,627.9559                              $134.88
-----------------------------------------------------------------------------

TOTAL NUMBER OF OPTIONS:  22,093.7281